                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                  ----------

                                   Form 8-K

                                CURRENT REPORT

                                  ----------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):     July 17, 1997
                                                    -----------------



                             ARCO CHEMICAL COMPANY
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



                                   Delaware
--------------------------------------------------------------------------------
                (State or other jurisdiction of incorporation)



             1-9678                                   51-0104393
--------------------------------------------------------------------------------
    (Commission File Number)               (IRS Employer Identification No.)



       3801 West Chester Pike, Newtown Square, Pennsylvania  19073-2387
--------------------------------------------------------------------------------
             (Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code:  (610)359-2000
                                                    ---------------


                                Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events.
------   ------------

         On July 17, 1997, the Board of Directors of ARCO Chemical Company (the "Company") approved a program under which outside directors serving on the Company's Board of Directors ("Board") will be partly compensated in shares of the Company's common stock, subject to transferability and forfeiture restrictions ("Restricted Stock"). The plan is designed to align more closely outside directors' interests with those of the Company's stockholders. Only outside directors receive compensation for service on the Board.

         The plan will apply generally to "outside directors," that is directors who are neither directors, officers or employees of Atlantic Richfield Company nor officers or employees of the Company.

         Effective as of October 1, 1997, outside directors will receive at least 65% of their annual compensation for serving on the Board and as Committee Chair in shares of Restricted Stock. Outside directors will have the right, subject to prior election, to receive the remaining 35% of their aggregate Board compensation in cash or shares of Restricted Stock. Outside directors may also elect to convert certain accrued benefits and deferred compensation to shares of Restricted Stock.

         The plan will provide generally that Restricted Stock remains restricted until retirement from the Board of Directors in accordance with the Company's By-laws, death, disability or a change of control of the Company or resignation from the Board with the consent of a majority of the remaining Board members (which includes the failure to be nominated for re-election or the failure to be re-elected to the Board). If outside directors end their service on the Board for any other reason, shares of Restricted Stock held in their accounts will be forfeited. Directors will be entitled to vote shares of Restricted Stock and exercise other rights incident to ownership, including the right to receive dividends. Dividends on shares of Restricted Stock will be reinvested in additional shares of Restricted Stock.

          In addition, effective as of October 1, 1997, the annual compensation payable to outside directors will be increased from $40,000 to $52,000 and, effective as of May 14, 1998, the annual fee payable to the Chair of the Compensation Committee, the Contributions Committee and the Nominating Committee will be decreased to $10,000, $3,000 and $3,000, respectively. The fee paid to the Chair of the Audit Committee and the Environment, Health, and Safety Committee will remain the same. Fees paid for attendance at Board and committee meetings will remain unchanged and will be paid in cash.

                                   SIGNATURE
                                   ---------


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ARCO CHEMICAL COMPANY



                                        /s/ Van Billet
                                        -----------------------------
                                        Van Billet
                                        Vice President
                                        and Controller



July 21, 1997


                                      -3-